QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

ANIKA THERAPEUTICS, INC.

236 West Cummings Park
Woburn, MA 01801

LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

March 22, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Anika Therapeutics, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                      Very truly yours,
                      Anika Therapeutics, Inc.
                      /s/ Douglas R. Potter
                      Douglas R. Potter
                      Chief Executive Officer and Chief Financial Officer

QuickLinks

ANIKA THERAPEUTICS, INC. 236 West Cummings Park Woburn, MA 01801
LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T March 22, 2002